ZAIS Group Holdings, Inc. Reports Fourth Quarter And Full Year 2016 Results

RED BANK, N.J., March 24, 2017 /PRNewswire/ -- ZAIS Group Holdings, Inc. (NASDAQ: ZAIS) ("ZAIS"), today reported financial results for the three and twelve months ended December 31, 2016. ZAIS conducts substantially all of its operations through ZAIS Group, LLC ("ZAIS Group"). ZAIS Group provides investment advisory and asset management services to private funds, separately managed accounts, structured vehicles and, until October 31, 2016, to ZAIS Financial Corp. ("ZFC REIT"), a publicly traded real estate investment trust (collectively, the "ZAIS Managed Entities"). References to the "Company" herein refer to ZAIS, together with (where the context requires) its consolidated subsidiaries and affiliates.

Michael F. Szymanski, Chief Executive Officer, said "In 2016, we produced strong investment performance for our clients across our Securitized Credit, Leveraged Finance, and Credit Trading products and platforms. Our fourth quarter results, while positive, reflect one material non-recurring item, our receipt of an $8.0 million termination fee as a result of the termination of our investment management agreement with ZFC REIT in connection with the merger of ZFC REIT with Sutherland Asset Management Corp. ("SAM"). We believe that we are making progress with our fund raising activities as a result of our investment in business development staffing and our strong investment performance. Our return to sustained profitability remains challenging and will depend on our success in attracting and retaining assets under management."

FOURTH QUARTER 2016 HIGHLIGHTS

A summary of the Company's results for the three and twelve months ended December 31, 2016 and December 31, 2015 are below. All dollar amounts are presented in millions, with the exception of figures presented on a per share basis.

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
U.S. GAAP
Net income/(loss)	$5.9	$(11.8)	$(3.8)	$(23.9)
Net Income/(loss) per diluted weighted average share outstanding applicable to ZAIS Group Holdings, Inc.	$0.29	$(0.68)	$(0.37)	$(1.37)
Net Income/(loss)before income taxes	$5.9	$(7.5)	$(3.8)	$(23.7)
Non-GAAP
Net income/(loss) (excluding Consolidated Funds of ZAIS Group)	$6.1	$(11.9)	$(7.3)	$(24.0)
Net income/(loss) (excluding Consolidated Funds of ZAIS Group) per diluted weighted average share outstanding	$0.29	$(0.68)	$(0.37)	$(1.37)
Adjusted EBITDA	$7.5	$(3.4)	$(1.9)	$(14.3)

The consolidated financial statements include non-controlling interests of the members of ZAIS Group Parent, LLC ("ZGP") (the "ZGP Founder Members") which represent Class A Units of ZGP held by the ZGP Founder Members. ZGP, a majority-owned consolidated subsidiary of ZAIS, is the sole member, and owns all of the equity, of ZAIS Group.

STRATEGIC REVIEW

The Company's Board of Directors has been undertaking a strategic review of the Company's business in order to enhance shareholder value and has engaged a financial advisor for this purpose. Various alternatives have been and are being considered, including a possible sale, combination or other similar transaction or going private transaction which would result in the termination of the registration of our Class A Shares so as to cease periodic and other public company compliance and reporting. The Company has received from and provided to potential counterparties certain due diligence information. In addition, the Company's management and financial advisor have held and expect to continue to hold preliminary discussions with potential counterparties and participants. There is no assurance that any of the preliminary discussions which have taken place or may in the future take place will result in any transaction or that any of the strategic alternatives under consideration will be implemented. The Company does not intend to provide updates on any of these matters unless and until there is a definitive agreement or action by the Board of Directors with respect thereto.

CONSOLIDATED GAAP RESULTS

Operating Results – Fourth Quarter Ended December 31, 2016

The Company recorded GAAP net income for the three months ended December 31, 2016 of $5.9 million compared with a GAAP net loss of $(11.8) million for the three months ended December 31, 2015. The increase of $17.7 million in net income was driven by an increase in revenues of $11.7 million, an increase in other income of $2.0 million and a decrease in tax expense of $4.3 million, offset by an increase in expenses of $0.3 million.

The $11.7 million increase in revenues was comprised of a net increase of $7.4 million in management fee income and $4.3 million in incentive income. The net increase in management fee income was primarily due to receiving an $8.0 million termination fee as a result of terminating the management agreement with ZFC REIT upon completion of the merger between ZFC REIT and SAM on October 31, 2016, partially offset by a decrease in management fee income resulting from a year-over-year reduction in average AUM. The net increase of $4.3 million in incentive income was primarily driven by increased performance results during the three months ended December 31, 2016 as compared to the three months ended December 31, 2015 for certain funds and accounts, offset by incentive income recognized during the three months ended December 31, 2015 that was not recognized during the three months ended December 31, 2016 for certain accounts which liquidated during 2015.

The $2.0 million increase in other income was primarily due to a $2.7 million decrease in impairment loss on goodwill relating to an impairment loss recognized in 2015 as a result of the decline in fair value of ZAIS Group which was not recognized in 2016 and a $0.2 million increase in net gain on investments as a result of gains on the Company's investments. These amounts totaling $2.9 million are offset by $0.8 million of loss due to a change in net gain (loss) on beneficial interest that the Company's Consolidated Fund, ZAIS Zephyr A-6, LP ("Zephyr A-6"), has in ZAIS CLO 5 Limited, a structured vehicle for which a wholly owned subsidiary of ZAIS Group serves as the collateral manager.

The $4.3 million decrease in tax expense was primarily the result of a full valuation allowance recorded in the fourth quarter of 2015 on deferred tax assets as the Company did not project taxable income for the next several years.

Operating Results – Year Ended December 31, 2016

For the full year 2016, GAAP net loss was $(3.8) million compared with GAAP net loss of $(23.9) million for the full year of 2015. The year over year decrease in the Company's net loss of $20.1 million was driven primarily by an $8.4 million increase in revenues, a $1.0 million decrease in expenses, a $10.5 million increase in other income/(loss), and a $0.2 million increase in income tax benefit.

The $8.4 million increase in revenues was comprised of a net increase of $6.2 million in management fee income and $2.2 million in incentive income. The net increase in management fee income was primarily due to receiving an $8.0 million termination fee as a result of terminating the management agreement with ZFC REIT upon completion of the merger between ZFC REIT and SAM on October 31, 2016, partially offset by a decrease in management fee income resulting from a year-over-year reduction in average AUM. The net increase of $2.2 million in incentive income was primarily driven by increased performance results during 2016 as compared to 2015 for certain funds and accounts, offset by incentive income recognized during 2015 that was not recognized during 2016 for certain accounts which liquidated during 2015 and residual incentive income received during 2015 which related to 2014 fund performance.

The $1.0 million decrease in expenses was primarily due to a $4.4 million increase in compensation and benefits, a $4.8 million decrease in general, administrative and other expenses and a $0.5 million decrease in depreciation and amortization. The $4.4 million increase in compensation and benefits was primarily due to a $9.6 million increase in incentive compensation relating to the accrual for the year-end and guaranteed bonuses in 2016 and the payment of retention and sign-on bonuses during 2016. This was offset by a $3.9 million decrease in salaries and associated payroll taxes and other employee benefits due to a reduction in force and other restructuring during 2016 and a $0.8 million decrease in equity compensation relating to an increase in the estimated forfeiture rate on ZGP Class B-0 Units. Employee holders cancelled all outstanding ZGP Class B-0 Units on December 30, 2016 in consideration, at the election of the employee, of cash paid by ZGP or restricted stock units of the Company provided by the Company. The $4.8 million decrease in general, administrative and other expenses was due to a $3.3 million decrease in professional fees and a $1.5 million decrease primarily related to a focused expense reduction during 2016. The $0.5 million decrease in depreciation and amortization was due to a change in the useful life assumptions for leasehold improvements in 2015.

The $10.5 million increase in other income/(loss) was primarily comprised of a net increase of $7.8 million in net gain on Consolidated Funds' investments related to a Consolidated Fund, Zephyr A-6, which launched in the fourth quarter of 2015 and a $2.7 million decrease in impairment loss on goodwill relating to an impairment loss recognized in 2015 due to the decline in fair value of ZAIS Group which was not recognized in 2016.

CONSOLIDATED NON-GAAP RESULTS

Please see the discussion of "Non-GAAP Financial Measures", including the definitions of net income (loss) (excluding Consolidating Funds of ZAIS Group) and Adjusted EBITDA, and reconciliations of such Non-GAAP financial measures to the respective GAAP net income (loss) and pre-tax GAAP net income (loss) measures for the periods discussed above at the end of this press release.

The Company's GAAP net income (loss) and non-GAAP measures of income (loss) may fluctuate materially depending upon the performance of ZAIS Managed Entities as well as other factors. Accordingly, the GAAP net income (loss) and non-GAAP measures of income (loss) in any particular period should not be expected to be indicative of future results.

LIQUIDITY & CAPITAL RESOURCES

As of December 31, 2016, the Company had cash and cash equivalents of $38.7 million and debt obligations of $1.3 million.

FOURTH QUARTER 2016 SUPPLEMENTAL INFORMATION

The Company's Fourth Quarter 2016 Supplemental Information – December 31, 2016, is available on ZAIS's website at www.zaisgroupholdings.com. To access the information, go to the "ZAIS Shareholders" section of the website.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles ("GAAP"), this press release includes certain non-GAAP financial information, including net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA (and per share measures). Net income (loss) (excluding Consolidated Funds of ZAIS Group) is a non-GAAP financial measure that the Company defines as GAAP net income (loss) excluding the consolidating effects of the Consolidated Funds of ZAIS Group. Adjusted EBITDA is a non-GAAP financial measure that the Company defines as GAAP net income (loss), excluding consolidating effects of Consolidated Funds of ZAIS Group, compensation expense related to a portion of net operating income of ZAIS Group payable to certain employees of ZAIS Group, compensation expense related to incentive income in the form of percentage interests being recorded before related incentive income is recognized, equity-based compensation, severance, taxes, interest expense, depreciation and amortization expenses, goodwill impairment, foreign currency and certain other non-cash and non-operating items.

The Company believes that providing investors with this non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA are incomplete measures of the Company's financial performance and involve differences from net income (loss) computed in accordance with GAAP, they should be considered along with, but not as alternatives to, the Company's net income (loss) computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of net income (loss) (excluding Consolidated Funds of ZAIS Group) and Adjusted EBITDA may not be comparable to other similarly-titled measures of other companies.

ZAIS GROUP HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition
(Dollars in thousands, except share amounts)

	December 31,
	2016	2015

Assets
Cash and cash equivalents	$38,712	$44,351
Income and fees receivable	8,805	2,529
Investments, at fair value	—	8,169
Investments in affiliates, at fair value	5,273	5,242
Due from related parties	734	748
Property and equipment, net	274	544
Prepaid expenses	906	776
Other assets	348	310
Assets of Consolidated Funds
Cash and cash equivalents	37,080	33
Investments, at fair value	404,365	30,509
Due from broker	16,438	—
Other assets	1,210	—
Total Assets	$514,145	$93,211

Liabilities and Equity
Liabilities
Notes payable	$1,263	$1,255
Compensation payable	7,836	3,575
Due to related parties	31	175
Fees payable	2,439	756
Other liabilities	1,127	1,546
Liabilities of Consolidated Funds
Notes payable of consolidated CLO, at fair value	384,901	—
Due to broker	24,462	—
Other liabilities	2,121	101
Total Liabilities	424,180	7,408

Commitments and Contingencies

Equity
Preferred Stock, $0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding.	—	—
Class A Common Stock, $0.0001 par value; 180,000,000 shares authorized; 13,900,917 and 13,870,917 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively.	1	1
Class B Common Stock, $0.000001 par value; 20,000,000 shares authorized; 20,000,000 shares issued and outstanding at December 31, 2016 and December 31, 2015.	—	—
Additional paid-in capital	63,413	60,817
Retained earnings (Accumulated deficit)	(18,965)	(13,805)
Accumulated other comprehensive income (loss)	(70)	158
Total stockholders' equity, ZAIS Group Holdings, Inc.	44,379	47,171
Non-controlling interests in ZAIS Group Parent, LLC	22,258	23,716
Non-controlling interests in Consolidated Funds	23,328	14,916
Total Equity	89,965	85,803
Total Liabilities and Equity	$514,145	$93,211

ZAIS GROUP HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended December 31, 2016	Three Months Ended December 31, 2015		Year Ended December 31, 2016	Year Ended December 31, 2015
Revenues
Management fee income	$11,221	$3,793		$22,015	$15,802
Incentive income	5,437	1,140		9,346	7,131
Other revenues	78	80		316	298
Income of Consolidated Funds	—	—		—	—
Total Revenues	16,736	5,013		31,677	23,231
Expenses
Compensation and benefits	7,466	6,552		31,380	26,971
General, administrative and other	3,140	3,593		12,263	17,064
Depreciation and amortization	61	77		267	730
Expenses of Consolidated Funds	18	206		82	206
Total Expenses	10,685	10,428		43,992	44,971
Other income (loss)
Net gain (loss) on investments	190	(2)		273	32
Other income (expense)	17	59		762	147
Impairment loss on goodwill	—	(2,655)		—	(2,655)
Net gains (losses) of Consolidated Funds' investments	525	509		8,333	509
Net gain (loss) on beneficial interest of collateralized financing entity	(842)	—		(842)	—
Total Other Income (Loss)	(110)	(2,089)		8,526	(1,967)
Income (loss) before income taxes	5,941	(7,504)		(3,789)	(23,707)
Income tax (benefit) expense	7	4,267		(5)	155
Consolidated net income (loss), net of tax	5,934	(11,771)		(3,784)	(23,862)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	(81)	(85)		(343)	238
Total Comprehensive Income (Loss)	$5,853	$(11,856)		$(4,127)	$(23,624)
Allocation of Consolidated Net Income (Loss), net of tax
Non-controlling interests in Consolidated Funds	$(183)	$149		$3,505	$149
Stockholders' equity, ZAIS Group Holdings, Inc.	4,036	(9,468)		(5,160)	(13,805)
Non-controlling interests in ZAIS Group Parent, LLC	2,081	(2,452)		(2,129)	(10,206)
	$5,934	$(11,771)		$(3,784)	$(23,862)
Allocation of Total Comprehensive Income (Loss)
Non-controlling interests in Consolidated Funds	$(183)	$149		$3,505	$149
Stockholders' equity, ZAIS Group Holdings, Inc.	3,982	(9,525)		(5,388)	(13,647)
Non-controlling interests in ZAIS Group Parent, LLC	2,054	(2,480)		(2,244)	(10,126)
	$5,853	$(11,856)		$(4,127)	$(23,624)

Consolidated Net Income (Loss), net of tax per Class A common share applicable to ZAIS Group Holdings, Inc. – Basic	$0.29	$(0.68)		$(0.37)	$(1.26)
Consolidated Net Income (Loss), net of tax per Class A common share applicable to ZAIS Group Holdings, Inc. – Diluted	$0.29	$(0.68)		$(0.37)	$(1.37)

Weighted average shares of Class A common stock outstanding:
Basic	13,900,917	13,870,917		13,891,245	10,982,726	(1)
Diluted	21,033,275	20,870,917	(1)	20,891,245	17,982,726	(1)

(1) Pro-rated based on the portion of the period preceding and following the Business Combination

The following supplemental financial information illustrates the consolidating effects of the Consolidated Funds on the Company's financial position and results of operations:

	At December 31, 2016
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in thousands )
Assets
Cash and cash equivalents	$38,712	$—	$—	$38,712
Income and fees receivable	8,805	—	—	8,805
Investments, at fair value	—	—	—	—
Investments in affiliates, at fair value	29,554	—	(24,281)	5,273
Due from related parties	734	—	—	734
Property and equipment, net	274	—	—	274
Prepaid expenses	906	—	—	906
Other assets	348	—	—	348
Assets of Consolidated Funds
Cash and cash equivalents	—	37,080	—	37,080
Investments, at fair value	—	423,871	(19,506)	404,365
Due from broker	—	16,438	—	16,438
Other assets	—	1,254	(44)	1,210
Total Assets	$79,333	$478,643	$(43,831)	$514,145
Liabilities, and Equity
Liabilities
Notes payable	$1,263	$—	$—	$1,263
Compensation payable	7,836	—	—	7,836
Due to related parties	31	—	—	31
Fees payable	2,439	—	—	2,439
Other liabilities	1,127	—	—	1,127
Liabilities of Consolidated Funds
Notes payable of Consolidated CLO	—	404,407	(19,506)	384,901
Due to broker	—	24,462	—	24,462
Other liabilities	—	2,165	(44)	2,121
Total Liabilities	12,696	431,034	(19,550)	424,180

Commitments and Contingencies

Equity
Preferred Stock	—	—	—	—
Class A Common Stock	1	—	—	1
Class B Common Stock	—	—	—	—
Additional paid-in-capital	63,413	—	—	63,413
Retained earnings (Accumulated deficit)	(18,965)	—	—	(18,965)
Accumulated other comprehensive income (loss)	(70)	—	—	(70)
Total stockholders' equity, ZAIS Group Holdings, Inc.	44,379	—	—	44,379
Non-controlling interests in ZAIS Group Parent, LLC	22,258	—	—	22,258
Non-controlling interests in Consolidated Funds	—	47,609	(24,281)	23,328
Total Equity	66,637	47,609	(24,281)	89,965
Total Liabilities and Equity	$79,333	$478,643	$(43,831)	$514,145

	At December 31, 2015
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in thousands )
Assets
Cash and cash equivalents	$44,351	$—	$—	$44,351
Income and fees receivable	2,529	—	—	2,529
Investments, at fair value	8,169	—	—	8,169
Investments in affiliates, at fair value	20,767	—	(15,525)	5,242
Due from related parties	748	—	—	748
Property and equipment, net	544	—	—	544
Prepaid expenses	776	—	—	776
Other assets	310	—	—	310
Assets of Consolidated Funds
Cash and cash equivalents	—	33	—	33
Investments, at fair value	—	30,509	—	30,509
Total Assets	$78,194	$30,542	$(15,525)	$93,211
Liabilities, Equity
Liabilities
Notes payable	$1,255	$—	$—	$1,255
Compensation payable	3,575	—	—	3,575
Due to related parties	175	—	—	175
Fees payable	756	—	—	756
Other liabilities	1,546	—	—	1,546
Liabilities of Consolidated Funds
Other liabilities	—	101	—	101
Total Liabilities	7,307	101	—	7,408

Commitments and Contingencies

Equity
Preferred Stock	—	—	—	—
Class A Common Stock	1	—	—	1
Class B Common Stock	—	—	—	—
Additional paid-in-capital	60,817	—	—	60,817
Retained earnings (Accumulated deficit)	(13,805)	—	—	(13,805)
Accumulated other comprehensive income (loss)	158	—	—	158
Total stockholders' equity, ZAIS Group Holdings, Inc.	47,171	—	—	47,171
Non-controlling interests in ZAIS Group Parent, LLC	23,716	—	—	23,716
Non-controlling interests in Consolidated Funds	—	30,441	(15,525)	14,916
Total Equity	70,887	30,441	(15,525)	85,803
Total Liabilities and Equity	$78,194	$30,542	$(15,525)	$93,211

	Three months Ended December 31, 2016
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in thousands )
Revenues
Management fee income	$11,258	$—	$(37)	$11,221
Incentive income	5,437	—	—	5,437
Other revenues	78	—	—	78
Income of Consolidated Funds	—	—	—	—
Total Revenues	16,773	—	(37)	16,736
Expenses
Compensation and benefits	7,466	—	—	7,466
General, administrative and other	3,140	—	—	3,140
Depreciation and amortization	61	—	—	61
Expenses of Consolidated Funds	—	55	(37)	18
Total Expenses	10,667	55	(37)	10,685
Other Income (loss)
Net gain (loss) on investments	—	—	190	190
Other income (expense)	17	—	—	17
Net gains (losses) of Consolidated Funds' investments	—	(316)	841	525
Net gain (loss) on beneficial interest of collateralized financing entity	—	—	(842)	(842)
Total Other Income (Loss)	17	(316)	189	(110)
Income (loss) before income taxes	6,123	(371)	189	5,941
Income tax (benefit) expense	7	—	—	7
Consolidated net income (loss), net of tax	6,116	(371)	189	5,934
Other Comprehensive Income (Loss), net of tax	—	—	—	—
Foreign currency translation adjustment	(81)	—	—	(81)
Total Comprehensive Income (Loss)	$6,035	$(371)	$189	$5,853

	Three months Ended December 31, 2015
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in thousands )
Revenues
Management fee income	$3,793	$—	$—	$3,793
Incentive income	1,140	—	—	1,140
Other revenues	80	—	—	80
Income of Consolidated Funds	—	—	—	—
Total Revenues	5,013	—	—	5,013
Expenses
Compensation and benefits	6,552	—	—	6,552
General, administrative and other	3,593	—	—	3,593
Depreciation and amortization	77	—	—	77
Expenses of Consolidated Funds	—	206	—	206
Total Expenses	10,222	206	—	10,428
Other Income (loss)
Net gain (loss) on investments	152	—	(154)	(2)
Other income (expense)	59	—	—	59
Impairment loss on goodwill	(2,655)	—	—	(2,655)
Net gains (losses) of Consolidated Funds' investments	—	509	—	509
Net gain (loss) on beneficial interest of collateralized financing entity	—	—	—	—
Total Other Income (Loss)	(2,444)	509	(154)	(2,089)
Income (loss) before income taxes	(7,653)	303	(154)	(7,504)
Income tax (benefit) expense	4,267	—	—	4,267
Consolidated net income (loss), net of tax	(11,920)	303	(154)	(11,771)
Other Comprehensive Income (Loss), net of tax	—	—	—	—
Foreign currency translation adjustment	(85)	—	—	(85)
Total Comprehensive Income (Loss)	$(12,005)	$303	$(154)	$(11,856)

	Year Ended December 31, 2016
	ZAIS	Consolidated Funds	Eliminations	Consolidated
	( Dollars in thousands )
Revenues
Management fee income	$22,271	$—	$(256)	$22,015
Incentive income	9,346	—	—	9,346
Other revenues	316	—	—	316
Income of Consolidated Funds	—	—	—	—
Total Revenues	31,933	—	(256)	31,677
Expenses
Compensation and benefits	31,380	—	—	31,380
General, administrative and other	12,263	—	—	12,263
Depreciation and amortization	267	—	—	267
Expenses of Consolidated Funds	—	338	(256)	82
Total Expenses	43,910	338	(256)	43,992
Other Income (loss)
Net gain (loss) on investments	3,921	—	(3,648)	273
Other income (expense)	762	—	—	762
Net gains (losses) of Consolidated Funds' investments	—	7,491	842	8,333
Net gain (loss) on beneficial interest of collateralized financing entity	—	—	(842)	(842)
Total Other Income (Loss)	4,683	7,491	(3,648)	8,526
Income (loss) before income taxes	(7,294)	7,153	(3,648)	(3,789)
Income tax (benefit) expense	(5)	—	—	(5)
Consolidated net income (loss), net of tax	(7,289)	7,153	(3,648)	(3,784)
Other Comprehensive Income (Loss), net of tax
Foreign currency translation adjustment	(343)	—	—	(343)
Total Comprehensive Income (Loss)	$(7,632)	$7,153	$(3,648)	$(4,127)

	Year Ended December 31, 2015
	ZAIS	Consolidated Funds	Eliminations		Consolidated
	( Dollars in thousands )
Revenues
Management fee income	$15,802	$—	$		$15,802
Incentive income	7,131	—		—	7,131
Other revenues	298	—		—	298
Income of Consolidated Funds	—	—		—	—
Total Revenues	23,231	—			23,231
Expenses
Compensation and benefits	26,971	—		—	26,971
General, administrative and other	17,064	—		—	17,064
Depreciation and amortization	730	—		—	730
Expenses of Consolidated Funds	—	206		—	206
Total Expenses	44,765	206		—	44,971
Other Income (loss)
Net gain (loss) on investments	186	—		(154)	32
Other income (expense)	147	—		—	147
Impairment loss on goodwill	(2,655)	—		—	(2,655)
Net gains (losses) of Consolidated Funds' investments	—	509		—	509
Total Other Income (Loss)	(2,322)	509		(154)	(1,967)
Income (loss) before income taxes	(23,856)	303		(154)	(23,707)
Income tax (benefit) expense	155	—		—	155
Consolidated net income (loss), net of tax	(24,011)	303		(154)	(23,862)
Other Comprehensive Income (Loss), net of tax
Foreign currency translation adjustment	238	—		—	238
Total Comprehensive Income (Loss)	$(23,773)	$303		$(154)	$(23,624)

The following tables present the reconciliation of the Company's consolidated GAAP net income (loss), net of tax to its non-GAAP financial measure of net income (loss) (excluding Consolidated Funds of ZAIS Group) for the periods presented in this Earnings Release.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(Dollars in thousands)
Consolidated net income (loss), net of tax (GAAP Net Income (Loss))	$5,934	$(11,771)	$(3,784)	$(23,862)
Addback: Elimination of Management fee income	37	—	256	—
Addback: Elimination of net gain (loss) on investments	(190)	154	3,684	154
Addback: Expenses of Consolidated Funds	18	206	82	206
Net (gain) loss on Consolidated Funds' investments	(525)	(509)	(8,333)	(509)
Net gain (loss) on beneficial interest of collateralized financing entity	842	—	842	—
Net income (loss) (excluding Consolidated Funds of ZAIS Group) – Non-GAAP	$6,116	$(11,920)	$(7,289)	$(24,011)

The following tables present the reconciliations of the Company's GAAP pre-tax consolidated net income (loss) to its non-GAAP financial measures of Adjusted EBITDA for the periods presented in this Earnings Release.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(Dollars in thousands)
Adjusted EBITDA - Non GAAP
Pre-tax Consolidated Net Income (loss) (GAAP pre-tax net income (loss))	$5,941	$(7,504)	$(3,789)	$(23,707)
Addback: Elimination of Management fee income	37	—	256	—
Addback: Elimination of Net gain (loss) on investments	(190)	154	3,648	154
Addback: Expenses of Consolidated Funds	18	206	82	206
Net (gain) loss on Consolidated Funds' investments	(525)	(509)	(8,333)	(509)
Net gain (loss) on beneficial interest of collateralized financing entity	842	—	842	—
Addback: Compensation attributable to Income Unit Plan	—	—	—	198
Addback: Compensation attributable to equity compensation	1,138	1,574	4,089	4,862
Addback: Severance costs	206	29	995	1,116
Addback: Impairment of Goodwill	—	2,655	—	2,655
Reclassification of incentive compensation	—	(33)	—	(33)
Addback: Depreciation and amortization	61	77	267	730
Adjusted EBITDA – Non-GAAP	$7,528	$(3,351)	$(1,943)	$(14,328)

ABOUT ZAIS GROUP HOLDINGS, INC.
ZAIS (NASDAQ: ZAIS) owns a majority interest in, and is the managing member of, ZGP. ZGP is the sole member of ZAIS Group, an investment advisory and asset management firm focused on specialized credit strategies with approximately $3.444 billion of assets under management as of December 31, 2016. Based in Red Bank, New Jersey with operations in London, ZAIS Group employs professionals across investment management, client relations, information technology, analytics, finance, law, compliance, risk management and operations. To learn more, visit www.zaisgroupholdings.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are generally identified by the use of words such as "outlook," "believe," "expect," "potential," "continue," "may," "will," "should," "could," "would," "seek," "approximately," "predict," "intend," "plan," "estimate," "anticipate," "opportunity," "pipeline," "comfortable," "assume," "remain," "maintain," "sustain," "achieve" or the negative version of those words or other comparable words. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to: the inability of the Company to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its management and key employees; the ability to rationalize our expense structure and specifically to exit the residential whole loan related businesses in an orderly fashion, or at all; the outcome of the strategic review of the Company's business and availability of suitable strategic options; the ability of the Company to negotiate and enter into an agreement for a potential sale, business combination, going private or other strategic transaction; the ability of the Company to consummate any potential strategic transaction and to realize any anticipated benefits of such transaction; the outcome of any legal proceedings that may be instituted against the Company or others; the inability to continue to be listed on the NASDAQ Stock Market; operational expenses and costs related to being a public company; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; the relative and absolute investment performance of advised or sponsored investment products; the availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; conditions in the market for mortgage-related investments; the impact of capital improvement projects; the impact of future acquisitions or divestitures; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to the Company; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and the Company; the ability to attract and retain highly talented professionals; the impact of changes to tax legislation and, generally, the tax position of the Company; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (the "SEC"), copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT: ZAIS Investor Relations, 732-450-7440